SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                February 24, 2003

                               Aphton Corporation
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             (Exact name of registrant as specified in its charter)


       Delaware                     0-19122                 95-3640931
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(State or Other Jurisdiction   (Commission File Number)   (I.R.S. Employer
    of Incorporation)                                   Identification Number)


             80 S.W. Eighth Street, Suite 2160, Miami, Florida 33130
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               (Address of principal executive offices) (zip code)

                                 (305) 374-7338
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              (Registrant's telephone number, including area code)

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          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS.

     Set forth below is certain preliminary unaudited summary financial information for the year ended December 31, 2002.


                                                                 Year Ended
                                                              December 31, 2002
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                                                          (unaudited, dollars in
                                                millions, except per share data)
 Total cash and current investments......                        $   9
 Revenue.................................                            0
 Total costs and expenses................                           40
 Net loss................................                           40
 Basic and diluted loss per share........                         1.91


     Our rate of expenditure during the year ended December 31, 2002 averaged approximately $3.3 million per month compared to a rate of expenditure of $2.8 million per month during the eleven months ended December 31, 2001.

     The preliminary results for the year ended December 31, 2002 above are subject to adjustment by management before the audit is completed and may be adjusted based upon the results of the audit currently being completed as of that date. Should management or audit adjustments be necessary, audited results could differ materially from these preliminary results.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      APHTON CORPORATION
                                      (Registrant)

                                      By: /s/ Frederick W. Jacobs
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                                         Name:  Frederick W. Jacobs
                                         Title: Vice President, Chief Financial
                                                Officer,  Treasurer and
                                                Chief Accounting Officer


Dated: February 24, 2003